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                                                                    EXHIBIT 10.8

                                                             [BIOMET MERCK LOGO]

XIAMEN INTERNATIONAL ECONOMIC AND TRADE COMPANY
ATT: Mr. Yang Hui Qiang (General Manager)
Flat A 5/F
Yangming Building
18 Jianye Road
Xiamen
China

June 06, 2002

Dear Mr. Yang Hui Qiang:

     On behalf of your company ("Distributor"), you have expressed an interest in buying from Biomet Merck Deutschland GmbH certain Biomet Merck Deutschland GmbH products and selling such products in the territory of mainland China. Biomet Merck Deutschland GmbH is willing to grant to you the right to distribute such products under the terms and conditions noted below. If you agree with these terms, please so indicate below and return one original signed copy of this letter agreement ("Letter Agreement") to the undersigned.

     1. Products: Septopal (R) 30 Chains; see also attached Schedule [1]. The sole warranties provided by Biomet Merck Deutschland GmbH in connection with the sale of the Products shall be that the Products conform to the specifications provided and are of good workmanship. All other warranties are expressly excluded to the full extent permitted under applicable law.

     2.   Territory: Mainland China (People's Republic of China).

          Excluding Hong Kong and Macao

     3. Product Prices: see attached Schedule [2]. All prices are quoted, and all payments to be made, in Euro.

     4. Delivery & Payment Terms: CIF Xiamen (INCOTERMS 2000); delivery to Xiamen within [90] days from firm order. Payment to Biomet Merck Deutschland GmbH in the form of an irrevocable letter of credit shall be rendered by Distributor within ninety (90) days of the issuance of an invoice.

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                                                             [BIOMET MERCK LOGO]

     5.   Minimum Sales Requirement:

          a.   Contract Year 2002 (May 1, 2002 - April 30, 2003): 4,000 units

          b.   Contract Year 2003 (May 1, 2003 - April 30, 2004): 10,000 units

          c.   Contract Year 2004 (May 1, 2004 - April 30, 2005): 15,000 units

          d.   Orders shall be placed in batches of no less than 1,000 units.

          Biomet Merck Deutschland GmbH shall have access to information regarding Distributor's sales numbers after prior notice to Distributor.

     6.   Sales by Distributor in the Territory:

          a. For as long as Distributor meets the Minimum Sales Requirement, Distributor has the exclusive right to distribute the Products in the Territory. Biomet Merck Deutschland GmbH will not actively solicit sales for the Products in the Territory.

          b. Distributor has a non-exclusive license to the Product trademarks for marketing and selling the Products in the Territory. Other than as specifically mentioned herein, Distributor acquires no rights to the Trademarks by virtue of selling the Products.

          c. At its expense, Distributor will prepare translations into the language of the Territory for all marketing materials relating to the Products. No marketing materials or packaging materials shall be used without Biomet Merck Deutschland GmbH's prior written consent.

          d. Distributor shall not provide any warranties to customers of the Products on behalf of Biomet Merck Deutschland GmbH other than expressly permitted, in writing, by Biomet Merck Deutschland GmbH.

     7. Expansion of Product Line: If Distributor meets the Minimum Sales Requirement with respect to the Products, Biomet Merck Deutschland GmbH, in its sole discretion, may offer to Distributor the following products for distribution in the Territory:

          a.   Septocoll(R) E

          b.   Septopal(R) 10 Chains

          c.   Septopal(R) 10 Minichains

          d.   Palamed(R) Bone Cement

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                                                             [BIOMET MERCK LOGO]

     8.   Regulatory Issues:

          a. Biomet Merck Deutschland GmbH or one of its affiliates, at its cost, will obtain in all regulatory approvals for the sale of the Products in the Territory; Distributor will fully cooperate with, and assist, Biomet Merck Deutschland GmbH in obtaining such approvals. [DISTRIBUTOR WILL BE REIMBURSED BY BIOMET MERCK DEUTSCHLAND GMBH FOR COSTS ACTUALLY INCURRED.] Any and all regulatory approvals, licenses, certificates and the like relating to the Products will be and will remain the property of Biomet Merck Deutschland GmbH.

          b. The following registrations/certifications shall be obtained before the end of the contract year 2004:

               i.   Septocoll E

               ii.  Palamed/G

          c. Distributor will provide to Biomet Merck Deutschland GmbH any and all data resulting from clinical or other studies and investigations regarding the Products that may be carried out in the Territory. Biomet Merck Deutschland GmbH shall be the sole owner of all such results.

          d. Import Licenses: to be obtained by Distributor at Distributor's cost.

     9.   Term:

          a. From May 1, 2002 until April 30, 2005. The Letter Agreement shall thereafter automatically terminate, unless renewed in writing by both parties. Renewals shall only be negotiable if Distributor has at all times met the Minimum Sales Requirement.

          b. Either party may terminate this Letter Agreement with immediate effect and upon written notice if the other party fails to cure a breach of a material term of this Letter Agreement within 30 days of notice that such breach exists.

          c. Biomet Merck Deutschland GmbH, at its discretion, may either (i) terminate this Letter Agreement with immediate effect or (ii) render Distributor's rights hereunder non-exclusive in the event Distributor, at any time, fails to meet the Minimum Sales Requirement.

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                                                             [BIOMET MERCK LOGO]

          d. In addition, Biomet Merck Deutschland GmbH may terminate this Letter Agreement with immediate effect if (i) Distributor is unable to fulfill its financial obligations; (ii) applies for bankruptcy protection or a receiver is appointed for it; (iii) any change of control or other material organizational change occurs at Distributor, including the sale of all or part of its business to another party, a reorganization, merger, or the like.

          e. To the full extent permitted under applicable law, Biomet Merck Deutschland GmbH shall not be liable for compensation or damages of any kind, whether on account of the loss by Distributor of present or prospective profits, or anticipated sales, expenditures, investments or other commitments made in connection with this Agreement.

          f. Upon termination or expiration, Biomet Merck Deutschland GmbH shall have the right but not the obligation to repurchase any remaining inventory of Products. Distributor shall be permitted to sell any inventory of Products not repurchased.

     10.  Additional Terms:

          a. This Letter Agreement represents the entire agreement between the parties. Any terms in Distributor's purchase order, other than quantity and type of Products ordered and specifications, that are inconsistent with, or in addition to, this Letter Agreement are hereby expressly rejected and excluded and shall not govern the relationship between the parties.

          b. By its signature, Distributor specifically acknowledges that the terms and conditions of this Letter Agreement are fair and equitable.

          c. Distributor will keep in confidence and not use for any purpose other than as contemplated by this Letter Agreement any trade or business secrets and other confidential information of Biomet Merck Deutschland GmbH.

          d. Biomet Merck Deutschland GmbH may, at any time, assign its rights and obligations under this Agreement to Merck Apotec Hong Kong. Distributor hereby specifically consents to such assignment.

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                                                             [BIOMET MERCK LOGO]

          e. The substantive provisions of German law, excluding the Convention on the International Sale of Goods, shall govern this Letter Agreement. Exclusive forum for any dispute between the parties arising out of this Letter Agreement shall be the court in Berlin, Germany. The parties specifically agree that this Agreement is being performed in and closely connected to Germany.

          f. This Letter Agreement has been prepared in English and the English language shall determine its interpretation and meaning.

          g. Each party will comply with all laws and regulations applicable to it and its operations in performing its obligations under this Letter Agreement.

          h. Should Xiamen Int. reach all yearly minimum sales requirements in this agreement, it will be preferentially considered for the continuation of the co-operation with Biomet Merck Deutschland GmbH.

          i.   The parties agree, that if the Euro varies up to 10% regarding the US $, the price will be negotiated by both parties with good face. Basic Currency Exchange Rate will be: 1 Euro = 0,875 US $. We will refer to the Currency Exchange Rate as published by the Frankfurt Stock exchange.
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                                                             [BIOMET MERCK LOGO]

Sincerely,

BIOMET MERCK DEUTSCHLAND GmbH

/s/ Dr. Axel von Wietersheim                    /s/ Andreas Szostak
----------------------------                    -------------------
Dr. Axel von Wietersheim                        Andreas Szostak
                            Managing Directors

                                       ***

ACKNOWLEDGED AND AGREED                           [CHINESE CHARACTERS]

This 20 day of June, 2002, on behalf of XIAMEN INTERNATIONAL ECONOMIC AND TRADE COMPANY

/s/ Yang Huiqiang
-----------------------------
General Manager\Yang huiqiang

[Printed Name & Title]

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                                                                           MERCK

Memorandum

Attention   Mr. Huiqiang Yang               General Manager, Xiamen Int. E&T Company
            Mr. Ping Ma                     General Manager, Beijin Med-pharm Co., Ltd.
            Mr. Martin Erbes                CEO, Merck China Pharmaceutical Ltd.
            Dr. Axel von Wietersheim        Managing Director, Biomet Merck
Copy        Mr. Mr. Claus-Dieter Kemmerer   Export Manager, Biomet Merck
            Mr. Alan-Yan                    Marketing and Sales Manager, Merck China

Pages 3                                     Date  December 10, 2003

SUPPLEMENT AND REVISION TO LETTER AGREEMENT (JUNE 2002) FOR SEPTIC PRODUCTS FROM BIOMET MERCK

Both Biomet Merck and Xiamen International Economic And Trade Company signed a Letter Agreement for distribution of Septic products in June 2002 Xiamen Int. E&T Company, together with Beijing Med-pharm Co. Ltd has completed registration-for Septocoll(R) E within year 2004, according to 8(b) of the Letter Agreement.

The following parties, in view of the favorable and trustful cooperation relationship have come to agreements on supplementary and/or revised terms for distributing and promoting Septic products (Products) provided by Biomet Merck.

1.    PARTIES:

      -     Biomet Merck                                      (BM)

      -     Merck (China) Pharmaceutical Ltd.                 (MC)

      -     Xiamen International Economic And Trade Company   (XIETC)

      -     Beijing Med-pharm Co., Ltd.                       (MPC)

2.    ROLES:

      -     BM is the manufacturer and supplier of Products;

      - MC, as a CMG of Merck group in China, is responsible for trading Products to the country, and coordinating business communications;

      - XIETC is the importer of Products, and is responsible for domestic physical distribution:

      - MPC, as a partnership company of XIETC is responsible for marketing and hospital promotion of Products.

3.    PRODUCTS:

      -     Septopal(R) 30 Chains

      -     Septocoll(R) E 20 (x1)

      -     Septocoll(R) E 20 (x5)

      -     Septocoll(R) E 40 (x1)

      -     Septocoll(R) E 40 (x5)

      -     Septocoll(R) E 80 (x1)

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      -     Septocoll(R) E 80 (x5)

4.    INVOICING, CURRENCY, DELIVERY AND PAYMENT TERMS:

      - MC should sell and invoice XIETC at CIF prices (INCOTERMS 2000) in EUR currency; delivery to XIETC within ninety (90) days from firm orders.

      - Payment in EUR currency to MC in the form of an irrevocable letter of credit shall be rendered by XIETC within ninety (90) days of the issuance of an invoice.

5.    PRODUCT PRICES:

      - Septopal(R) 30 Chains: CIF price = EUR 42.00 (100 chains as free-of-charge goods each per 2,000 chains of purchase)

      -     Septocoll(R) E 20 (x1): CIF price = EUR 28.00

      -     Septocoll(R) E 20 (x5): CIF price = EUR 140.00

      -     Septocoll(R) E 40 (x1): CIF price = EUR 37.00

      -     Septocoll(R) E 40 (x5): CIF price = EUR 185.00

      -     Septocoll(R) E 80 (x1): CIF price = EUR 50.00

      -     Septocoll(R) E 80 (x5): CIF price = EUR 250.00

All the above supply prices are determined on a basis of exchange rate (1 EUR =
1.1 USD). All the parties agree that should exchange rate fluctuated from this basis over +10%, mutual discussions shall be taken place among the parties to determine new supply prices, special payment terms as well as level of free-of-charge goods provided. We shall refer to the currency exchange rate as published by the Frankfurt Stock Exchange:

6.    SALES QUANTITIES COMMITTED BY XIETC/MPC:

Septopal(R) 30 Chains
Year 2004: 3,000 chains
Year 2005: 4,000 chains
Year 2006: 5,000 chains (estimation)

Septocoll(R) E 40(x1)
Year 2003: 1,000 units
Year 2004: 2,000 units
Year 2005: 3,000 units
Year 2006: 4,000 units (estimation)

Orders shall be placed in batches of no less than 1,000 units.

7.    LENGTH OF THE AGREEMENT:

      -     The lenghth of agreement will be prolonged until December 31, 2006.

      - Agreement shall thereafter automatically terminated, unless renewed in writing by both parties.

      - Renewals shall only be negotiable if XIETC and MPC has at all times met the Committed Sales Quantities.

8.    OTHERS:

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      -     All the clauses will become effective upon signature of legal representatives of all the parties, and will replace all related terms in original Letter Agreement.

      - Other clauses in Letter Agreement will remain effective, unless new supplematory memorandum for modification will be reached by all the parties.

ACKNOWLEDGED AND AGREED

RENAAT VERMEULEN                DR. NORBERT KLAS

Managing Director               Sales Director
Biomet Merck                    Biomet Merck

Date:                           Date:

                                                                          [SEAL]

/s/ Ping Ma                     /s/ Huiqiang Yang
--------------------------      -----------------------------------------------
PING MA                         HUIQIANG YANG

General Manager                 General Manager
Beijing Med-pharm Co., Ltd.     Xiamen International Economic And Trade Company

Date: 12/12/2003                Date: 15.12.03

/s/ Martin Erbes
--------------------------
MARTIN ERBES

CEO
Merck Apotec (China) Pharmaceutical Ltd.

Date: 12.12.03